                                                                   Exhibit 10.34


                                 FIRST AMENDMENT


         This First Amendment pertains to the License Agreement (hereinafter the "License Agreement") effective December 16, 1996 by and between the MASSACHUSETTS INSTITUTE OF TECHNOLOGY (hereinafter referred to M.I.T.) and ORASOMAL TECHNOLOGIES, INC., a subsidiary of Endorex Corporation, (hereinafter referred to as LICENSEE).

         WHEREAS, LICENSEE has improved liposomal vehicles for oral and mucosal vaccine development, has demonstrated the feasibility of oral vaccines in animal studies, and has established vigorous development programs for the commercialization of this technology at both its Lake Forest laboratories and at the labs of its joint venture partner, Elan, plc, but is not yet ready to enter, per the terms of section 3.4, into clinical trials.

NOW, THEREFORE, the parties hereby agree:

         To modify the License Agreement by deleting Paragraph 3.4 in its entirety and substituting therefore the following:

              3.4 On or before January 1, 2002, Orasomal Technologies will enter Phase I clinical trials or equivalent on the U.S. or other Major Country for at least one application of the technology described in the Patent Right.

         In consideration of this modification of the License Agreement, the License Maintenance Fees due on January 1, 2000 and January 1, 2001, per the terms of sections 4.1b and 4.1d, will each be Fifteen Thousand Dollars ($15,000).

         Should LICENSEE enter in to Phase I clinical trials on or before January 1, 2001, the license maintenance fee due on January 1, 2001 shall again be $10,000.

         All other terms and conditions of the above referenced License Agreement remain unchanged and in full force and effect.


Agreed to for M.I.T. by:                      Agreed to for LICENSEE by:

MASSACHUSETTS INSTITUTE OF                    ORASOMAL TECHNOLOGIES, INC.
TECHNOLOGY


By    /s/ John H. Turner, Jr.                 By    /s/ Robert [illegible]
   ---------------------------------             -------------------------------
Name      John H. Turner, Jr.                 Name      Robert [illegible]
     -------------------------------               -----------------------------
Title   Technology Licensing Office           Title  V.P. Research & Development
      ------------------------------                ----------------------------
Date        29 Dec 1999                       Date         30 Dec 1999
     -------------------------------               -----------------------------